As filed with the U.S. Securities and Exchange Commission on March 28, 2017

Registration No. 333-186061

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

ON

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GLASSBRIDGE ENTERPRISES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	47-1838504
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1099 Helmo Ave. N., Suite 250

Oakdale, Minnesota 55128

Tel: (651) 704-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Danny Zheng

Interim Chief Executive Officer and Chief Financial Officer

1099 Helmo Ave. N., Suite 250

Oakdale, Minnesota 55128

Tel: (651) 704-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Joel L. Rubinstein, Esq.
Winston & Strawn LLP
200 Park Avenue
New York, New York 10166
Tel: (212) 294-6700

Approximate date of commencement of proposed sale to the public: This Post-Effective Amendment is being filed to deregister all of the unsold securities previously registered under the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☒

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment on Form S-1 (“Post-Effective Amendment”) is filed by GlassBridge Enterprises, Inc., a Delaware corporation (“GlassBridge”), and amends the Registration Statement on Form S-3 (File No. 333-186061), filed with the U.S. Securities and Exchange Commission on January 16, 2013 (as amended, the “Registration Statement”). The Registration Statement registered the offer and sale from time to time by certain GlassBridge stockholders of up to 331,932 shares of GlassBridge common stock, par value $.01 per share (which number gives effect to GlassBridge’s 1:10 reverse stock split effected on February 21, 2017). Because GlassBridge is no longer required to keep the Registration Statement effective, it has filed this Post-Effective Amendment on Form S-1 to terminate the registration of any securities that remain unsold under the Registration Statement.

Accordingly, GlassBridge hereby amends the Registration Statement to remove from registration the securities covered by the Registration Statement which remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakdale, State of Minnesota, on March 28, 2017.

GLASSBRIDGE ENTERPRISES, INC.

By:	/s/ Danny Zheng
	Name:	Danny Zheng
	Title:	Interim Chief Executive Officer and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement on Form S-1 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Danny Zheng	Interim Chief Executive Officer and Chief Financial Officer (Principal Financial and Accounting Officer)	March 28, 2017
Danny Zheng

/s/ Joseph A. De Perio	Chairman (Principal Executive Officer)	March 28, 2017
Joseph A. De Perio

/s/ Tracy McKibben	Director	March 28, 2017
Tracy McKibben

/s/ Donald Putnam	Director	March 28, 2017
Donald Putnam

/s/ Robert Searing	Director	March 28, 2017
Robert Searing

/s/ Alex Spiro	Director	March 28, 2017
Alex Spiro

/s/ Robert G. Torricelli	Director	March 28, 2017
Robert G. Torricelli